UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2011
CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 639-9458
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 11, 2011, Clean Diesel Technologies, Inc. (the “Company”) entered into a Subordinated Convertible Notes Commitment Letter with Kanis S.A. (“Purchaser”) that provides for the sale and issuance by the Company of 8% subordinated convertible notes (the “Notes”). As provided in the Commitment Letter, Purchaser agreed to purchase from the Company at par, in one or more tranches, US$3,000,000 aggregate principal amount of the Notes on or before May 10, 2011. The Notes will bear interest at a rate of 8% per annum, which is payable quarterly in arrears.
The Notes will provide that at any time on or after November 11, 2012, and upon not less than 30 days prior written notice, Purchaser may require the Company to purchase all or a portion of its Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased plus any accrued but unpaid interest through the date of redemption. The Notes will also provide that the Company has the option to redeem the Notes at any time at a price equal to 100% of the face amount plus accrued and unpaid interest through the date of redemption. There is no prepayment penalty. Net proceeds from the sale of the Notes will be used for general working capital purposes. The Notes will be unsecured obligations of the Company and subordinated to existing and future secured indebtedness of the Company.
The Notes have a stated maturity of five years from the date of issuance, which maturity may be accelerated by Purchaser in the event that: (i) the Company is in breach of the Notes or other agreements between Company and Purchaser, or (ii) Purchaser provides written notice to the Company, not less than 30 days prior to such date, that it elects to accelerate the maturity to a date not earlier than November 11, 2012.
The outstanding principal balance of, plus accrued and unpaid interest on, the Notes are convertible at the option of Purchaser at anytime upon written notice given not less than 75 calendar days prior to the date of conversion into shares of common stock, $0.01 par value (the “Common Stock”) at an initial conversion price equal to $7.044 per share, which is equal to 120% of the consolidated closing bid price per share of Common Stock on April 8, 2011. The Company cannot effect any conversion of the Notes, and Purchaser cannot convert any portion of the Notes, to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock issued upon conversion would exceed 369,853 shares.
The foregoing securities will be issued in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended (“Regulation S”). Purchaser is a “Qualified Investor” within the meaning of Section 86 of the Financial Services and Markets Act 2000 and an “investment professional” within the meaning of Article 19 of the FSMA 2000 (Financial Promotion) Order 2005 and is not a “U.S. Person” within the meaning of Rule 902 of Regulation S.
The above description of the material terms of the Subordinated Convertible Notes Commitment Letter and the Note is qualified in its entirety by reference to the text of the Commitment Letter and form of Note, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01, which is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.
The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated by reference herein.

Item 8.01.	Other Events.
On April 11, 2011, Clean Diesel issued a press release regarding the Company’s agreement to issue and sell and Purchaser’s agreement to purchase US$3,000,000 aggregate principal amount of the Notes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Subordinated Convertible Notes Commitment Letter, dated April 11, 2011, between Kanis S.A. and Clean Diesel Technologies, Inc.
10.2	Form of $3,000,000 promissory note, dated April 11, 2011 (included as Schedule B to Subordinated Convertible Notes Commitment Letter filed as Exhibit 10.1 to this Current Report on Form 8-K)
99.1	Press release dated April 11, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.
April 13, 2011	By:	/s/ Nikhil A. Mehta
		Name:	Nikhil A. Mehta
		Title:	Chief Financial Officer and Treasurer